Special Shareholder Meeting Results

The Trust held a meeting of shareholders on June 10, 2014, for the purpose of considering and voting upon the election of Trustees.

Trustees were elected by the shareholders of all of the series of the Trust (other than Funds that launched subsequent to the record date), including the each of the Funds. The results of the voting were as follows:

Votes Received
(Amounts in thousands)
John F. Finn
  In Favor
172,130,223
  Withheld
1,157,495

Dr. Matthew Goldstein
  In Favor
172,109,164
  Withheld
1,178,553

Robert J. Higgins
  In Favor
158,338,954
  Withheld
14,948,763

Frankie D. Hughes
  In Favor
172,148,985
  Withheld
1,138,733

Peter C. Marshall
  In Favor
172,124,473
  Withheld
1,163,244

Mary E. Martinez
  In Favor
172,132,763
  Withheld
1,154,954

Marilyn McCoy
  In Favor
172,123,615
  Withheld
1,164,102

Mitchell M. Merin
  In Favor
172,132,812
  Withheld
1,154,905

William G. Morton, Jr.
  In Favor
172,111,749
  Withheld
1,175,968

Robert A. Oden, Jr.
  In Favor
172,098,600
  Withheld
1,189,117

Marian U. Pardo
  In Favor
172,162,159
  Withheld
1,125,559

Frederick W. Ruebeck
  In Favor
172,051,301
  Withheld
1,236,416

James J. Schonbachler
  In Favor
172,078,691
  Withheld
1,209,026